Exhibit (h)(5)

Schedule I

Index Provider	Index	Fund
Bloomberg	Bloomberg Liquid China Credit Index	KraneShares China Credit Index ETF
CSI Index Co., LTD	CSI Overseas China Internet Index	KraneShares CSI China Internet ETF
Bloomberg	Bloomberg China Inclusion Focused Bond Index	KraneShares Bloomberg China Bond Inclusion Index ETF (formerly, KraneShares Bloomberg Barclays China Bond Inclusion Index ETF)
MSCI Inc.	MSCI China All Shares Index	KraneShares MSCI All China Index ETF
Bloomberg	Bloomberg Electric Vehicles Index	KraneShares Electric Vehicles and Future Mobility Index ETF
Solactive AG	Solactive Emerging Markets Healthcare Index	KraneShares Emerging Markets Healthcare Index ETF
MSCI, Inc.	MSCI China A 50 Connect Index	KraneShares Bosera MSCI China A 50 Connect Index ETF (formerly, KraneShares Bosera MSCI China A Share ETF)
MSCI, Inc.	MSCI China A 100% Hedged to USD Index	KraneShares MSCI China A Hedged Index ETF
MSCI, Inc.	MSCI China IMI Environment 10/40 Index	KraneShares MSCI China Clean Technology Index ETF
MSCI, Inc.	MSCI Global China Infrastructure Exposure Index	KraneShares MSCI One Belt One Road Index ETF
MSCI, Inc.	MSCI China All Shares Consumer Discretionary 10/40 Index	KraneShares MSCI All China Consumer Discretionary Index ETF
MSCI, Inc.	MSCI China All Shares Consumer Staples 10/40 Index	KraneShares MSCI All China Consumer Staples Index ETF
MSCI, Inc.	MSCI China All Shares Health Care 10/40 Index	KraneShares MSCI All China Health Care Index ETF
Solactive AG	Solactive Emerging Market Consumer Technology Index	KraneShares Emerging Markets Consumer Technology Index ETF
J.P. Morgan	JP Morgan Asia Credit Index (JACI) Non-Investment Grade Corporate Index	KraneShares Asia Pacific High Income Bond ETF (formerly, KraneShares Asia Pacific High Yield Bond ETF)

Solactive AG	Solactive Asia Robotics & Artificial Intelligence Index	KraneShares Asia Robotics and Artificial Intelligence Index ETF
CSI Index Co., LTD	CSI CICC Select 100 Index	KraneShares CICC China Leaders 100 Index ETF
MSCI, Inc.	MSCI Emerging Markets ex China Index	KraneShares MSCI Emerging Markets ex China Index ETF
FTSE Russell	Russell 1000 Dividend Select Equal Weight Index	KFA Large Cap Quality Dividend Index ETF
FTSE Russell	Russell 2000 Dividend Select Equal Weight Index	KFA Small Cap Quality Dividend Index ETF
IHS Markit Ltd.	IHS Markit Global Carbon Index	KraneShares Global Carbon Strategy ETF (formerly, KraneShares Global Carbon ETF)
IHS Markit Ltd.	IHS Markit Carbon EUA Index	KraneShares European Carbon Allowance Strategy ETF (formerly, KraneShares European Carbon Allowance ETF)
IHS Markit Ltd.	IHS Markit Carbon CCA Index	KraneShares California Carbon Allowance Strategy ETF (formerly, KraneShares California Carbon Allowance ETF)
IHS Markit Ltd.	IHS Markit RGGI Index	KraneShares Eastern US Carbon Strategy ETF
MSCI, Inc.	MSCI China ESG Leaders 10/40 Index	KraneShares MSCI China ESG Leaders Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	CICC China Consumer Leaders Index	KraneShares CICC China Consumer Leaders Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	CICC China 5G and Semiconductor Leaders Index	KraneShares CICC China 5G & Semiconductor Index ETF
CSI Index Co., LTD	SSE Science and Technology Innovation Board 50 Index	KraneShares SSE STAR Market 50 Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	3D/L Value Line® Dynamic Core Equity Index	KFA Value Line® Dynamic Core Equity Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	KFA MLM Index	KFA Mount Lucas Index Strategy ETF
Hang Seng Indexes Company Limited	Hang Seng TECH Index	KraneShares Hang Seng TECH Index ETF